Exhibit 99.1

Press Release

For more information contact:

Media Relations:	Investor Relations:
Judy DeRango Wicks	Peter Holbrook
Vice President Communications	Vice President Investor Relations
Fiserv, Inc.	Fiserv, Inc.
678-375-1595	262-879-5055
judy.wicks@fiserv.com	peter.holbrook@fiserv.com

For Immediate Release

Fiserv Reports First Quarter 2010 Results

Record free cash flow growth of 15 percent to $225 million;

Adjusted earnings per share increases 6 percent to $0.95;

Company affirms 2010 revenue and earnings guidance

Brookfield, Wis., April 29, 2010 – Fiserv, Inc. (NASDAQ: FISV), the leading global provider of financial services technology solutions, today reported financial results for the first quarter of 2010.

Total GAAP revenue in the first quarter of 2010 was $1.01 billion compared with $1.02 billion in the first quarter of 2009. Total adjusted revenue decreased 1 percent to $954 million in the first quarter compared with $968 million in 2009.

GAAP earnings per share from continuing operations for the first quarter was $0.80 compared with $0.68 in 2009. Total GAAP earnings per share, including discontinued operations, was $0.79 for the first quarter compared with $0.66 in 2009. Adjusted earnings per share from continuing operations in the first quarter increased 6 percent to $0.95 compared with $0.90 in the first quarter of 2009.

“Solid performance by our recurring revenue-based businesses in the quarter produced financial results in line with our expectations,” said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. “We are funding new product investments in several strategic areas to provide innovation the market demands, while delivering value for our shareholders in the short and long term.”

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First Quarter 2010

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Total adjusted revenue decreased 1 percent in the quarter to $954 million compared with the first quarter of 2009, due primarily to a decrease in project revenue in the company’s Output Solutions division, lower license and consulting revenue, and volume declines in check processing.

•

The company’s adjusted operating margin declined 20 basis points to 28.9 percent in the quarter compared to the first quarter of 2009, which was the company’s highest margin quarter of 2009. The slight decline in operating margin resulted primarily from decreases in higher margin revenue and planned investments in new products. Adjusted operating margin in the quarter increased 80 basis points sequentially.

•	Free cash flow increased 15 percent over the prior year period to a record quarterly level of $225 million.

•

On March 1, 2010, the company announced that its Board of Directors authorized the repurchase of an additional five million shares of the company’s common stock. During the quarter, the company repurchased 1.4 million shares for $67 million and has 5.8 million shares remaining under its existing repurchase authorizations as of March 31, 2010.

•	The company continued to expand its consumer payments footprint in the quarter by signing 93 electronic bill payment clients and 46 debit clients, of which the majority were competitive takeaways.

•	The company signed a number of new and expanded client relationships in the quarter:

•

American Bank of Texas, a $1.1 billion institution based in Sherman, Texas, selected Reservelink® from Fiserv to fully automate its deposit reclassification processes and generate additional investment income by enhancing the management of reserve requirements and non-earning assets. The bank also utilizes Merchant Source CaptureTM and Consumer Source Capture™ solutions from Fiserv.

•

The Charles Schwab Corporation launched six new managed portfolios of exchange-traded funds in Schwab Managed PortfoliosTM ETFs, leveraging the Investment Services technology platform from Fiserv. Schwab services 7.8 million client brokerage accounts and $1.49 trillion in client assets from 300 offices globally.

•

Coastal Federal Credit Union, a $2.1 billion institution with 195,000 members headquartered in Raleigh, North Carolina, expanded their relationship with Fiserv to include the CheckFree® RXP® online bill payment and presentment solution. Coastal, which already utilizes account processing and online banking solutions from Fiserv, also plans to implement the financial overview experience which combines online banking and bill payment functionality into a single, integrated user portal.

•

First National Bank Alaska, the largest locally owned and operated bank in Alaska, expanded its relationship with Fiserv. With 30 branches in 18 communities throughout the state, First National will integrate Fiserv’s debit solutions into its account processing platform, Premier® from Fiserv.

•

Home Federal Bank, headquartered in Nampa, Idaho, agreed to implement the PrecisionTM bank platform from Fiserv. With 22 full-service banking offices and one commercial loan center, the bank also will use additional Fiserv solutions including the Fiserv Clearing Network, CheckFree RXP, WireXchange®, PrologueTM modules, EFT Processing and AML Manager.

•	Lambton Financial Credit Union Limited of Sarnia, Ontario chose the advanced Acumen™ account processing platform from Fiserv, citing its integrated loan processing capability as

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essential to the credit union’s growth strategy. The state-of-the-art Canadian service bureau, and feature-rich functionality of Acumen, also were key considerations that led Lambton to become the 15th Canadian credit union to choose Acumen for core banking since January 2008.

•

SunTrust Banks, Inc., headquartered in Atlanta and one of the nation’s largest banking organizations with $174 billion in assets, expanded its relationship with Fiserv. SunTrust selected Mobile Money™ from Fiserv to provide clients with a broader range of mobile account access options, supporting the bank’s overall mobile financial services strategy.

•

The Union Bank Company, located in Columbus Grove, Ohio, selected the Premier bank platform and outsourced processing services from Fiserv. Additionally, the bank chose a suite of complementary Fiserv solutions to introduce innovative new services to its customers. The suite includes eCom™ and eCorp ™ for Premier, CheckFree RXP, Mobile Money, Branch Source Capture™ and other solutions. The Union Bank Company is a subsidiary of United Bancshares, Inc. (NASDAQ: UBOH), which had $616 million in assets as of December 31, 2009.

•

United Central Bank (UCB), a $2.6 billion asset institution based in Garland, Texas selected the Premier bank platform from Fiserv for outsourced account processing. Recognized as the “2010 Large 7(a) Lender of the Year” by the Small Business Administration, UCB chose more than 15 complementary Fiserv solutions, including online banking, bill payment, EFT, item processing, anti-money laundering and Branch Source Capture for its 32 locations in 8 states.

•

United Prairie Bank, with $526 million in assets and 15 locations across Minnesota, has expanded a 25-year relationship with Fiserv by choosing the Premier bank platform and outsourced processing services from Fiserv. In addition, the bank selected solutions such as online banking and bill pay, EFT, the Fiserv Clearing Network and Merchant Source Capture.

•

U.S. Bancorp, with $282 billion in assets and the parent company of U.S. Bank, the fifth largest commercial bank in the United States, signed a multi-year renewal agreement with Fiserv for CheckFree RXP, the market leading bill payment and presentment solution.

Outlook for 2010

Fiserv continues to expect full year adjusted earnings per share from continuing operations to be in a range of $3.96 to $4.07, which represents growth of 8 to 11 percent compared with 2009. The company also expects 2010 adjusted internal revenue growth to be in a range of 1 to 3 percent. The adjusted earnings per share outlook excludes the impact of extraordinary items, merger and integration costs, and the amortization of acquisition-related intangible assets.

“We expect momentum from the combination of our strong business model and an intense focus on market opportunities to accelerate revenue and earnings growth throughout the year, consistent with our 2010 guidance,” said Yabuki.

Earnings Conference Call

The company will discuss its first quarter 2010 results on a conference call and Webcast at 4 p.m. CST on Thursday, April 29, 2010. To register for the event, go to www.fiserv.com and click on the Q1 Earnings Webcast icon. Supplemental materials and an accompanying presentation will be available in the “For Investors” section of the website.

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Use of Non-GAAP Financial Measures

We supplement our reporting of revenue, operating income, income from continuing operations and earnings per share information determined in accordance with GAAP by using “adjusted revenue,” “adjusted operating income,” “adjusted income from continuing operations,” “adjusted earnings per share from continuing operations,” “adjusted operating margin,” “free cash flow” and “adjusted internal revenue growth” in this earnings release. Management believes that adjustments for certain non-cash or unusual revenue or expense items, and the exclusion of certain pass-through revenue and expenses, enhance our shareholders’ ability to evaluate our performance because such items do not reflect how we manage our operations. Therefore, we exclude these items from GAAP revenue, operating income, income from continuing operations and earnings per share to calculate these non-GAAP measures.

Examples of non-cash or unusual items may include, but are not limited to, non-cash intangible asset amortization expense associated with acquisitions, severance costs, merger and integration expenses and non-cash deferred revenue adjustments arising from acquisitions. We exclude these items to more clearly focus on the factors we believe are pertinent to the management of our operations. We regularly report our adjusted results to our chief executive officer, who uses this information to allocate resources to our various businesses.

Free cash flow and adjusted internal revenue growth are described in detail on pages 10 and 12. Adjusted internal revenue growth percentage is a non-GAAP financial measure that we believe is useful to investors because it presents revenue growth excluding acquired revenue, postage reimbursements in our Output Solutions business and deferred revenue purchase accounting adjustments. We believe this supplemental information enhances our shareholders’ ability to evaluate and understand our core business performance.

These non-GAAP measures should be considered in addition to, and not as a substitute for, revenue, operating income, income from continuing operations and earnings per share or any other amount determined in accordance with GAAP. These non-GAAP measures reflect management’s judgment of particular items and may not be comparable to similarly titled measures reported by other companies.

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About Fiserv

Fiserv, Inc. (NASDAQ: FISV) is the leading global provider of information management and electronic commerce systems for the financial services industry, driving innovation that transforms experiences for financial institutions and their customers. Fiserv is ranked No. 1 on the FinTech 100 survey of top technology partners to the financial services industry. For more information, visit www.fiserv.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted earnings per share from continuing operations and adjusted internal revenue growth. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should” or words of similar meaning. Statements that describe the company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company’s results include, among others: the impact on the company’s business of the current state of the economy, including the risk of reduction in revenue resulting from decreased spending on the products and services that the company offers or from the elimination of existing or potential clients due to consolidation or financial failures in the financial services industry; changes in client demand for the company’s products or services; pricing or other actions by competitors; the impact of the company’s Fiserv 2.0 initiatives; the company’s ability to comply with government regulations, including privacy regulations; and other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K. You should consider these factors carefully in evaluating forward-looking statements, and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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Fiserv, Inc.

Condensed Consolidated Statements of Income

(In millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2010	2009

Revenue
Processing and services	$831	$831
Product	177	192

Total revenue	1,008	1,023

Expenses
Cost of processing and services	462	458
Cost of product	136	142
Selling, general and administrative (1)	172	198

Total expenses	770	798

Operating income	238	225
Interest expense - net	(45)	(54)

Income from continuing operations before income taxes and income from investment in unconsolidated affiliate	193	171
Income tax provision	(73)	(66)
Income from investment in unconsolidated affiliate	3	1

Income from continuing operations	123	106
Loss from discontinued operations	(2)	(3)

Net income	$121	$103

GAAP earnings (loss) per share - diluted:
Continuing operations	$0.80	$0.68
Discontinued operations	(0.01)	(0.02)

Total	$0.79	$0.66

Diluted shares used in computing earnings (loss) per share	153.7	156.0

(1)	Selling, general and administrative expenses include a $15 million pre-tax charge ($0.06 per share) in the first quarter of 2009 for employee severance and related expenses.

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Fiserv, Inc.

Reconciliation of GAAP to Adjusted Income and

Earnings Per Share from Continuing Operations

(In millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2010	2009

GAAP income from continuing operations	$123	$106
Adjustments:
Merger costs and other adjustments (1)	—	7
Severance costs	—	15
Amortization of acquisition-related intangible assets	37	34
Tax benefit of adjustments	(14)	(21)

Adjusted income from continuing operations	$146	$141

GAAP earnings per share - continuing operations	$0.80	$0.68
Adjustments - net of income taxes:
Merger costs and other adjustments (1)	—	0.03
Severance costs	—	0.06
Amortization of acquisition-related intangible assets	0.15	0.14

Adjusted earnings per share - continuing operations	$0.95	$0.90

(1)

Merger costs and other adjustments in 2009 primarily include integration project management, retention bonuses and other expenses including deferred revenue adjustments primarily associated with the acquisition of CheckFree.

See page 4 for disclosures related to the use of non-GAAP financial information.

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Fiserv, Inc.

Financial Results by Segment

(In millions, unaudited)

	Three Months Ended March 31,
	2010	2009
Total Company
Revenue	$1,008	$1,023
Output Solutions postage reimbursements	(54)	(57)
Deferred revenue adjustment	—	2

Adjusted revenue	$954	$968

Operating income	$238	$225
Merger costs and other adjustments	—	7
Severance costs	—	15
Amortization of acquisition-related intangible assets	37	34

Adjusted operating income	$275	$281

Operating margin	23.7%	22.0%
Adjusted operating margin	28.9%	29.1%

Payments and Industry Products (“Payments”)
Revenue	$540	$544
Output Solutions postage reimbursements	(54)	(57)

Adjusted revenue	$486	$487

Operating income	$148	$155

Operating margin	27.5%	28.5%
Adjusted operating margin	30.5%	31.9%

Financial Institution Services (“Financial”)
Revenue	$472	$488

Operating income	$136	$142

Operating margin	28.8%	29.3%

Corporate and Other
Revenue	$(4)	$(9)
Deferred revenue adjustment	—	2

Adjusted revenue	$(4)	$(7)

Operating loss	$(46)	$(72)
Merger costs and other adjustments	—	7
Severance costs	—	15
Amortization of acquisition-related intangible assets	37	34

Adjusted operating loss	$(9)	$(16)

See page 4 for disclosures related to the use of non-GAAP financial information. Operating margin percentages are calculated using actual, unrounded amounts.

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Fiserv, Inc.

Condensed Consolidated Statements of Cash Flows - Continuing Operations (1)

(In millions, unaudited)

	Three Months Ended March 31,
	2010	2009
Cash flows from operating activities
Net income	$121	$103
Adjustment for discontinued operations	2	3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	47	47
Amortization of acquisition-related intangible assets	37	34
Share-based compensation	10	11
Deferred income taxes	5	3
Other non-cash items	(10)	(1)
Changes in assets and liabilities:
Trade accounts receivable	39	52
Prepaid expenses and other assets	(12)	4
Accounts payable and other liabilities	11	(13)
Deferred revenue	10	(12)

Net cash provided by operating activities	260	231

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(42)	(45)
Other investing activities	7	3

Net cash used in investing activities	(35)	(42)

Cash flows from financing activities
Repayments of long-term debt	(126)	(101)
Issuance of common stock and treasury stock	21	10
Purchases of treasury stock	(71)	(25)
Other financing activities	5	4

Net cash used in financing activities	(171)	(112)

Change in cash and cash equivalents	54	77
Net cash transactions from discontinued operations	(1)	—
Beginning balance	363	230

Ending balance	$416	$307

(1)	Cash flows from discontinued operations are excluded from the above Condensed Consolidated Statements of Cash Flows.

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Fiserv, Inc.

Free Cash Flow

(In millions, unaudited)

	Three Months Ended March 31,
	2010	2009

Income from continuing operations	$123	$106
Depreciation and other amortization	47	47
Amortization of acquisition-related intangible assets	37	34
Share-based compensation	10	11
Capital expenditures	(42)	(45)

Free cash flow before changes in working capital	175	153
Changes in working capital-net	43	33
Other adjustments(1)	7	10

Free cash flow	$225	$196

Net cash provided by operating activities	$260	$231
Capital expenditures	(42)	(45)
Other adjustments(1)	7	10

Free cash flow	$225	$196

(1)

Free cash flow has been adjusted by $7 million and $10 million in 2010 and 2009, respectively, related to the net change in settlement assets and obligations and after-tax merger and severance costs. Management believes it is appropriate to exclude these items from the calculation of free cash flow because they may not be indicative of the future free cash flow of the company.

See page 4 for disclosures related to the use of non-GAAP financial information.

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Fiserv, Inc.

Condensed Consolidated Balance Sheets

(In millions, unaudited)

	March 31, 2010	December 31, 2009

Assets
Cash and cash equivalents	$416	$363
Trade accounts receivable – net	514	554
Deferred income taxes	44	46
Prepaid expenses and other current assets	270	314

Total current assets	1,244	1,277

Property and equipment – net	281	293
Intangible assets – net	1,970	2,006
Goodwill	4,369	4,371
Other long-term assets	445	431

Total assets	$8,309	$8,378

Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$510	$565
Deferred revenue	347	337
Current maturities of long-term debt	133	259

Total current liabilities	990	1,161

Long-term debt	3,381	3,382
Deferred income taxes	583	580
Other long-term liabilities	237	229

Total liabilities	5,191	5,352
Shareholders’ equity	3,118	3,026

Total liabilities and shareholders' equity	$8,309	$8,378

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Fiserv, Inc.

Selected Key Metrics

Adjusted Internal Revenue Growth (1)	Three Months Ended March 31, 2010
Payments Segment	0%
Financial Segment	(3)%

Total Company	(1)%

Fiserv 2.0 Metrics (in millions)		2010 Attainment
	2010 Objective	Dollars	Percentage
Integrated Sales (2)	$105	$23	22%
Operational Effectiveness (3)	$40	$19	48%

Selected Electronic Payment Metrics (in millions)	Three Months Ended March 31, 2010
Bill Payment Transactions (4)	337
Bill Payment Year-Over-Year Transaction Growth (4)	6%
e-Bills Delivered	82
e-Bill Year-Over-Year Growth	2%

(1)

Adjusted internal revenue growth percentages are measured as the increase or decrease in adjusted revenue (see page 8), excluding acquired revenue, for the current period divided by adjusted revenue from the prior year. The company did not complete an acquisition in the first quarter of 2010.

(2)

Integrated Sales are exclusive of amounts included in the annual sales quota and include sales from a designated list of products sold to account processing clients. Dollar amounts represent the amount of estimated recurring annual revenue.

(3)

Operational Effectiveness is the amount of savings from our Fiserv 2.0 initiative, and the combination of CheckFree with Fiserv. Dollar amounts represent the targeted or actual savings in the measurement period, which are incremental to the amounts attained prior to 2010.

(4)

Bill Payment Transactions represent online bill payment transactions occurring through financial institutions, brokerage firms or portals. Transaction growth in the first quarter of 2010 excludes volume associated with a remittance only client acquired by a third party in 2008 for which we continued to process through the third quarter of 2009.

See page 4 for disclosures related to the use of non-GAAP financial information.

FISV-E

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